Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Bravo Brio Restaurant Group, Inc. (the “Company”) for the period ended December 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Saed Mohseni, President and Chief Executive Officer of the Company, and James J. O’Connor, Chief Financial Officer, Treasurer and Secretary of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: March 5, 2013	/s/ Saed Mohseni
Saed Mohseni
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 5, 2013	/s/ James J. O’Connor
James J. O’Connor
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)